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                                                                   Exhibit 3.103


                  BY-LAWS OF INDUSTRIAL TRAINING SYSTEMS CORP.

                             AS ADOPTED JULY 8, 1986

                                    ARTICLE I

                                     OFFICES

      Section 1. The registered office shall be located at 20 West Stow Road, Marlton, New Jersey 08053, unless otherwise established by a vote of a majority of the board of directors in office and a statement of change is filed in the manner provided by statute.

      Section 2. The corporation may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                         ANNUAL MEETING OF SHAREHOLDERS

      Section 1. The annual meeting of shareholders for the election of directors shall be held at the registered office of the corporation or at such other place within or without the State of New Jersey as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual meetings of shareholders shall be held at such time, at such place and on such business day during the thirty-five day period commencing the tenth of November of each year, beginning in 1987, as shall be fixed from time to time by the board of directors and stated in the notice of meeting, at
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which annual meeting the shareholders shall elect by a plurality vote persons to fill the positions of those directors whose terms expire at such time and transact such other business as may properly be brought before the meeting.

      Section 3. written notice of the annual meeting stating the time, place, and purpose or purposes of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

      Section 1. Special meetings of shareholders for any purpose may be held at such time and place within or without the State of New Jersey as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board, the president, the board of directors, or the holders of not less than a majority of all the shares entitled to vote at the meeting.

      Section 3. written notice of a special meeting stating the time and place of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting, either


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personally or by mail, by or at the direction of the Chairman of the Board, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

      Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

      Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.


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      Section 3. (a) Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the certificate of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his agent.

      (b) In all elections for directors every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected and for whose election he has a right to vote.

      Section 4. Unless otherwise required by law, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                    ARTICLE V

                                    DIRECTORS

      Section 1. (a) The number of directors which shall constitute the whole Board of Directors shall be not less than three nor more than fifteen. The exact number of directors within such maximum and minimum shall be determined by resolution duly adopted by the Board of Directors by a majority vote of the whole Board. No decrease in the number of directors shall shorten the term of any incumbent director.


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      (b) The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits. At the annual meeting of stockholders in 1986, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders following such initial classification and election, directors in numbers equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

      (c) Any directors elected pursuant to any special voting rights of one or more series of Preferred Stock shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions of this Section 1 or of Section 3 or Section 4 of this Article V.

      (d) Directors need not be residents of the State of NeA Jersey nor shareholders of the Corporation.

      Section 2. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be


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specified, at the time of its receipt by the Chairman of the Board, the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective.

      Section 3. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the whole Board, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they had been elected expires.

      Section 4. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

      Section 5. The directors may keep the books and records of the corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.

      Section 6. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.


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                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 1. Meetings of the board of directors, regular or special, may beheld either within or without the State of New Jersey.

      Section 2. The first meeting of each newly elected board of directors shall be held following the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be fixed by the consent in writing of all the directors.

      Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

      Section 4. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board or the president, and special meetings shall be called by the Chairman of the Board, the president or the secretary on the written request of two directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the


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case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

      Section 5. Any or all directors may participate in a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

      Section 6. (a) Attendance of a director any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

      (b) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 7. (a) A majority of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the certificate of incorporation, except that when the entire board or a committee thereof consists of one director, then one director shall constitute a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors or of the committee, unless the act of a greater or lesser number is required by statute or by the certificate of incorporation.


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      (b) If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Unless otherwise provided by the certificate of incorporation, any action required to be taken at a meeting of the board, or any committee thereof, shall be deemed the action of the board of directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the corporation.

                                   ARTICLE VII

                             COMMITTEES OF THE BOARD

      Section 1. (a) The board of directors may, by resolution adopted by a majority of the entire board, alter or eliminate the committees of the board described in Section 2 below or designate one or more other committees, each committee to consist of one or more directors. Any such committee, to the extent provided in such resolution or these by-laws, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The board of directors may, by resolution adopted by a majority of the entire board, fill any vacancy in any such


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committee, appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members, abolish any such committee at its pleasure, and remove any director from membership on such committee at any time, with or without cause.

      (b) Each committee of the board of directors formed pursuant to this section shall keep regular minutes of its meetings and actions taken at a meeting of any such committee shall be reported to the board at its next next meeting following such committee meeting; except that, when the meeting of the board is held within 2 days after the committee meeting, such report shall, if not made at the first meeting, be made to the board at its second meeting following such committee meeting unless otherwise required by law to be earlier reported.

      Section 2. The present standing committees of the board are as follows:
Audit Committee. The Audit Committee shall be composed of two members of the Board as may from time to time be chosen by the Board of Directors, none of whom shall be an employee of the Company. The Audit Committee shall have the authority and responsibility to (a) hire one or more firms of independent public accountants to audit the Company's books, records and financial statements and to review the Company's systems of accounting (including its system of internal controls); (b) discuss with such independent public accountants the results of


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such audit and review; (c) periodically conduct independent reviews of the
Company's systems of accounting (including its system of internal control); and
(d) periodically make reports to the Board with respect to its findings.

      Executive Conunittee. The Executive Committee of the Board of Directors shall be composed of members of the Board as may from time to time be chosen by the Board of Directors. The Executive Committee shall have and exercise all the authority of the Board of Directors except that it shall not (a) make, alter or repeal any by-law of the Company, (b) elect or appoint any Director or remove any officer or Director of the Company, (c) submit to the Company's shareholders any action that requires shareholder approval, or (d) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors. The Executive Committee specifically shall have the authority from time to time to determine the compensation payable to the officers and key employees of the Company and its subsidiaries and to recommend to the Board additions, deletions and alterations with respect to the various employee benefit plans and other fringe benefits provided by the Company, except that no member of the Committee shall take part in any decision pertaining to his compensation or benefits in his capacity as an officer or employee of the Company.
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                                  ARTICLE VIII

                                     NOTICES

      Section 1. Whenever, under the provisions of any statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 4 of Article VI hereof.

      Section 2. Whenever any notice whatsoever is required to be given under the provisions of any statute or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                    OFFICERS

      Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a Chairman of the Board, a president, an executive vice president, a secretary and a treasurer. The board of directors may also choose one or more vice-Presidents and one or more assistant secretaries and assistant treasurers.


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      Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board, a president, an executive vice president, a secretary, and a treasurer, none of whom need be a member of the board except for the Chairman of the Board.

      Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices and for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

      Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

      Section 5. Each officer of the corporation shall hold office until his successor is chosen and qualifies, except in the event of his death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative note of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors. Any two or more offices, other than those of president and secretary, may be held by the same person.

                            THE CHAIRMAN OF THE BOARD

      Section 6. The Chairman of the Board shall preside at all meetings of the board of directors and shareholders, if present thereat, may appoint between meetings of the board ad hoc committees to the board, which appointments shall be subject to the approval of the board at its next meeting, may make


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recommendations to the board with respect to the membership of the committees to the board, and shall exercise such other powers and perform such other duties as shall be assigned to him from time to time by the board.

                                 THE PRESIDENT

      Section 7. (a) The president shall, unless otherwise provided by the board of directors, be the chief executive officer of the corporation. In the absence of the Chairman of the Board he shall preside at all meetings of the board of directors and shareholders if present thereat. As chief executive officer, he shall have general supervision over the affairs of the corporation, subject to the policies and directives of the board of directors, and shall supervise and direct all officers and employees of the corporation, but may delegate in his discretion any of his powers to any officer or such other executives as he may designate. The president shall also be the chief operating officer of the corporation and shall have general supervision over and control of the operations and activities of the corporation, subject to the supervision and control of the board of directors and the chief executive officer, and shall have general supervision and direction of all operating officers and employees of the corporation, but may delegate in his discretion any of his powers as chief operating officer to any vice president or such other executives as he may designate. The president shall have such other duties as from time to time may be assigned to him by the board of directors.


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      (b) Notwithstanding the foregoing, the board of directors may appoint a vice president of the corporation as the corporation's chief operating officer, in which event such vice president shall have the power, authority and responsibilities prescribed for the chief operating officer in this Section 7.

      Section 8. Either the Chairman of the Board or the president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

      Section 9. The executive vice president, or if there shall be other additional vice presidents, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board or the president may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

      Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that


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purpose and shall perform like duties for the standing committees when required.
He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board or the president, under whose several supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

      Section 11. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

      Section 12. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.


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      Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

      Section 14. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 15. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                                 INDEMNIFICATION

      Section 1. Indemnification: The corporation shall indemnify, in the manner and to the full extent permitted by the New Jersey Business Corporation Act, as amended, any "corporate


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agent" of the corporation (as such term is defined in Section 14A:3-5 of the New
Jersey Business Corporation Act) who was or is a party to, or is threatened to be made a party to, any "proceeding" (as such term is defined in said Section 14A:3-5), whether or not by or in the right of the corporation, by reason of the fact that such person is or was a corporate agent of the corporation. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination that indemnification of the corporate agent is proper in the circumstances. The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include "expenses" (as such term is defined in said Section 14A:3-5), and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such proceeding. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


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                                   ARTICLE XI

                             CERTIFICATES FOR SHARES

      Section 1. (a) The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

      (b) When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall


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have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

      Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such bonds or indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFER OF SHARES

      Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

                    RECORD DATES FOR DETERMINING SHAREHOLDERS

      Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or in order to make a


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determination of shareholders for any other proper purpose, the board shall chose in advance a date as the record date for such determination of shareholders. Any such record date shall in any case be not more than sixty days nor less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed, the record date for a shareholder's meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

      Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote such as owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.


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                              LIST OF SHAREHOLDERS

      Section 7. The officer or agent having charge of the transfer books for shares shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, or adjournment thereof, arranged in alphabetical order within each class, series, or group of shareholders maintained by the corporation for convenience of reference, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting or the shareholders.

                                   ARTICLE XII

                                    DIVIDENDS

      Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

      Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet


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contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

      Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

      Section 4. The fiscal year of the corporation shall begin on the first day of July in each year, unless otherwise fixed by resolution of the board of directors.

                                      SEAL

      Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE XIII

                                   AMENDMENTS

      Section 1. These by-laws may be altered, amended or repealed or new by-laws be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, subject to any provision in the certificate of


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incorporation reserving to the shareholders the power to adopt, amend, or reseal by-laws, but by-laws made by the board may be altered or repealed and new by-laws made by the shareholders. The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the board.


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